UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 12, 2004

ICT GROUP, INC.

(Exact name of registrant specified in Charter)

Pennsylvania	0-20807	23-2458937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, PA	18940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:     (267) 685-5000

Not Applicable

(Former name and former address, if changed since last report)

Item 12.     Results of Operations and Financial Condition.

On February 12, 2004, the Registrant issued a press release announcing the Registrant’s financial results for the quarter and year ended December 31, 2003 and providing guidance for the first quarter of 2004 and for the year ending December 31, 2004. The Registrant is furnishing the press release as Exhibit 99 to this report.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements presented in accordance with GAAP, the Registrant uses non-GAAP measures of operating results, net income and/or net income per share, adjusted from results based on GAAP, to exclude certain income and expenses. Non-GAAP adjustments are provided to enhance the user’s overall understanding of the Registrant’s current financial performance and its prospects for the future. Specifically, the Registrant believes the non-GAAP results provide useful information to both management and investors by excluding certain income and expenses that it believes are not indicative of the Registrant’s core operating results. In addition, the Registrant has historically reported similar non-GAAP guidance and results to the investment community, and, as a result, believes the inclusion of non-GAAP presentations provides consistency in its financial reporting. Further, the non-GAAP results are one of the primary indicators management uses for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2004

	By:	/s/ John J. Brennan

	Name:	John J. Brennan
	Title:	President and Chief Executive Officer